Exhibit 3.1

FORM NO. 6	Registration No. 40141

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 30th of May, 2007

Franklin Holdings (Bermuda), Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 1st day of June, 2007 for Registrar of Companies